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                                                                    EXHIBIT 10.2

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                              ACQUISITION AGREEMENT


     This Acquisition Agreement ("Agreement"), is made and entered into as of this 26th day of November, 1996, by and between PSC ACQUISITION CORP., a Delaware corporation ("PSC"); PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("Parent"), RAMIE A. TRITT, M.D. (the "Shareholder"), ATLANTA ENT CENTER FOR PHYSICIANS, INC., a Georgia corporation ("Atlanta ENT Center"), ATLANTA-AHP, INC., a Georgia corporation ("Atlanta-AHP") and ENT CENTER OF ATLANTA, INC., a Georgia corporation ("ENT Center"). PSC, Parent, Shareholder, Atlanta ENT Center, Atlanta-AHP, ENT Center may sometimes be referred to collectively as the "Parties" or individually as a "Party."


                              W I T N E S S E T H:


     WHEREAS, Shareholder is the owner of record of all of the issued and outstanding capital stock of ENT Center, Atlanta ENT Center and Atlanta-AHP (individually, a "Network," collectively, the "Networks").

     WHEREAS, PSC is a wholly-owned subsidiary corporation of Parent, and wishes to acquire, and Shareholder wishes to transfer, all of the issued and outstanding stock of each of the Networks in a transaction intended to qualify as a reorganization within the meaning of IRC Section 368 (a)(1)(B), as amended.

     NOW, THEREFORE, PSC, Parent, Shareholder, ENT Center, Atlanta ENT Center and Atlanta-AHP agree as follows:


                           SECTION 1 EXCHANGE OF STOCK

     1.1 Transfer and Exchange of Shares. Shareholder agrees to transfer to PSC at the Closing (as hereinafter defined):

         (a) 1,000 shares of voting common stock of ENT Center, [without par value] ("ENT Common Stock");

         (b) 500 shares of voting common stock of Atlanta ENT Center, [without par value] ("Atlanta ENT Common Stock"); and

         (c) 500 shares of voting common stock of Atlanta-AHP Center, [without par value] ("Atlanta-AHP Common Stock").


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As used herein, Atlanta-AHP Common Stock, Atlanta ENT Common Stock and ENT
Common Stock shall be sometimes collectively referred to as "Network Common Stock."

     In exchange for the shares of ENT Common Stock, Atlanta ENT Common Stock, and Atlanta-AHP Common Stock to be transferred to PSC at the Closing, PSC shall issue and deliver to the Shareholder at the Closing such number of shares of the voting common stock of Parent, $.001 par value per share (the "Parent Common Stock") as, when multiplied by the per share initial public offering price of Parent Common Stock (as priced and sold on a gross basis before taking into account the managing underwriter's commissions and costs) would equal the amount of $7,750,000. For example, if such initial public offering price were $8.50 per share, then Shareholder shall receive at Closing 911,765 shares of Parent Common Stock in exchange for the Network Common Stock.

     1.2 Delivery of Certificates by Shareholder. The exchange and transfer of Network Common Stock by Shareholder shall be effected by the delivery to PSC at the Closing of certificates representing the exchanged and transferred shares endorsed in blank or accompanied by stock powers executed in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholder's expense, affixed.

     1.3 Further Assurances. At the Closing and from time to time thereafter, Shareholder shall execute such additional instruments and take such other action as PSC may request in order more effectively to confirm PSC's title to the exchanged and transferred stock.

     1.4 Allocation. The Shares of Parent Common Stock delivered to Shareholder at Closing in exchange for his Network Common Stock shall be allocated among the shares of Atlanta-AHP Common Stock, Atlanta ENT Common Stock and ENT Common Stock in the manner set forth on Exhibit 1.4 hereto.


                                SECTION 2 CLOSING

     The consummation of the exchange of shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the principal offices of Parent, 3414 Peachtree Road, Suite 238, Atlanta, Georgia on or before March 31, 1997, at a time designated by PSC or Parent to Shareholder on at least 5 days' written notice, unless another place or time is agreed upon in writing by the Parties.


            SECTION 3  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     Each of the Networks and Shareholder represent and warrant to PSC and Parent as follows:

     3.1 Corporate Status. Each of the Networks is a corporation duly organized, validly

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existing, and in good standing under the laws of the State of Georgia and is licensed or qualified to transact business as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     3.2 Capitalization.  The authorized capital stock of:

     (a) ENT Center consists of 10,000 shares of voting common stock, having a par value of $1.00 per share, of which 1,000 shares are issued and outstanding and comprise the ENT Common Stock, all of which are fully paid and nonassessable;

     (b) Atlanta ENT Center consists of 100,000 shares of voting common stock, having a par value of $1.00 per share, of which 500 shares are issued and outstanding and comprise the Atlanta ENT Common Stock, all of which are fully paid and nonassessable; and

     (c) Atlanta-AHP consists of 100,000 shares of voting common stock, having a par value of $1.00 per share, of which 500 shares are issued and outstanding and comprise the Atlanta-AHP Common Stock, all of which are fully paid and nonassessable.

None of the Networks have other classes of stock of any kind authorized or outstanding, nor do they have outstanding any notes, debentures, warrants, options, or other securities exchangeable for or convertible into their respective common stock.

     3.3 Authorizations. Each of the Networks has received all authorizations, consents, and approvals of governments and governmental agencies that may be required to conduct its business as presently conducted.

     3.4 Financial Statements. Attached as Exhibit 3.4 are the following financial statements (collectively the "Financial Statements"):

            (a) audited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993 (to the extent indicated on Exhibit 3.4), December 31, 1994 and December 31, 1995 (the December 31, 1995 fiscal year being the "Most Recent Fiscal Year End") for the Networks; and

            (b) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine (9) months ended September 30, 1996 (the "Most Recent Fiscal Month End") for the Networks.


The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of each of the Networks as of such dates and the results of operations of such Network for such periods, are correct and complete, and are consistent with the books and records of such Network (which books and records are
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correct and complete); provided, however, that the Most Recent Financial
Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. As of the dates of the Financial Statements, none of the Networks had any material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due) which are not fully accrued or reserved against in the Financial Statements in accordance with GAAP. The Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, individually in excess of $1,000 and in the aggregate in excess of $10,000. None of the Networks has engaged in any transaction, maintained any bank account, or used any of their funds, except for transactions, bank accounts, and funds which have been and are reflected in their normally maintained books and records. The books, records, and accounts of each of the Networks accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such Network.

     3.5 Title to Property. Each of the Networks has good and marketable title to all properties and assets, real and personal, reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and each of the Networks' properties and assets are not subject to any mortgage, pledge, lien, or encumbrance, except for day liens shown therein, with respect to which no event of default or event which with the giving of notice or passage of time, or both, would constitute an event of default, exists.

     3.6 Litigation. Except as disclosed on Exhibit 3.6, there is no litigation or proceeding pending, or to Shareholder's knowledge threatened, against or relating to any of the Networks, their properties or business.

     3.7 Access to Records. From the date of this Agreement to the Closing, Shareholder and the Networks will cause each of the Networks (1) to give to PSC and Parent and their representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that PSC may inspect and audit them; and (2) to furnish such information concerning such Network and its business as PSC and Parent may reasonably request.

     3.8 Principal Contract. A true and correct copy of each of the contracts between ENT Center and Cigna HealthCare of Georgia Inc. effective September 1, 1992, Atlanta-AHP and Aetna Health Management effective July 1, 1994, and Atlanta ENT Center and United Health Care of Georgia effective June 1, 1995 (with respect to each of the Networks, its "Contract," collectively, the "Contracts") have been delivered to PSC and certified as such by Shareholder. The Contracts are in full force and effect and have not been amended or modified and each of the Networks:

            (a)  is not in breach or default of any provision of its Contract;

            (b) has not received notice of termination or cancellation under its Contract;

            (c) has fully performed all covenants and obligations required of it under its

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                 Contract;

            (d) does not have, and is not aware of, any causes of action against it under its Contract; and

            (e) has not assigned or otherwise transferred any of its rights or obligations under its Contract.

     3.9 Contracts. Exhibit 3.9 lists the following contracts and other agreements to which any of the Networks are a party:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $1,000 per annum;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or cannot be terminated on 30 days notice, or which is expected to result in a loss to any of the Networks, or involves consideration in excess of $5,000;

            (c) any agreement concerning a partnership or joint venture; any distribution, dealer, representative, agent, franchise, commission or other sales agreement;

            (d) any agreement (or group of related agreements) under which any of the Networks has created, incurred, assumed, or guaranteed any indebtedness, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

            (e) any agreement concerning confidentiality, non-solicitation or non-competition;

            (f) any agreement involving Shareholder and his affiliates;

            (g) any profit sharing, phantom stock, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (h)  any collective bargaining agreement;

            (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in


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                  excess of $50,000 in the prior 12 months or expected
                  to exceed $50,000 in the current fiscal year, or providing severance benefits other than in the ordinary course of business;

            (j) any agreement under which any of the Networks has advanced or loaned any amount of money or its equivalent to any of its directors, officers, and employees or any of their affiliates;

            (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Networks (it being agreed that in the case of a monetary effect, the same will be deemed material if in excess of $50,000);

            (l)  any agreement not in the ordinary course of business; and

            (m) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

Each of the Networks has delivered to Parent and PSC a correct and complete copy of each written agreement listed in Exhibit 3.9 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Exhibit 3.9. With respect to each such agreement as to any of the Networks, and to the knowledge of Shareholder as to any other person: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated in this Agreement; (iii) no person is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no person has repudiated any provision of the agreement.

     3.10 Insurance. Exhibit 3.10 sets forth the following information with respect to each insurance policy (including, but not limited to, policies providing professional liability, property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Networks have been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years;

            (a)  the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policy holder, and the name of each covered insured;

            (c)  the policy number and the period of coverage;

            (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of

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                 how deductibles and ceilings are calculated and operate) of coverage; and

            (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transaction in this Agreement; (iii) neither the applicable Network nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Exhibit 3.10 describes any self-insurance arrangements affecting any of the Networks.

     3.11 Title to Shares. Shareholder is the owner, free and clear of any and all liens, claims, security interests, options and encumbrances of any kind, of all the shares of Network Common Stock.

     3.12 Investment Intent.

      (a) Shareholder is acquiring the Parent Common Stock to be received by him under this Agreement in exchange for his shares of Network Common Stock for investment purposes only and not with a view to the sale or distribution thereof.

      (b) Shareholder has had the opportunity to discuss Parent's business, management and financial affairs with Parent's management. Shareholder has such knowledge and experience in financial matters that he is capable of evaluating the merits and risks of an investment in the Parent Common Stock. Shareholder's financial condition is such that he is able to bear all economic risks of investment in the Parent Common Stock, including the risks of holding the Parent Common Stock for an indefinite period of time.

      (c)  Shareholder understands that since the shares of Parent
           Common Stock have not been registered under the 1933 Act, the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Other than as set forth in the Registration Rights Agreement, shareholder acknowledges that neither Parent nor PSC is under any obligation to register under the 1933 Act any sale of the Parent Common Stock or to comply with any provisions which would entitle any such sale to any exemption from registration. Shareholder is fully familiar with Rule 144 promulgated under the 1933 Act.

      (d) Each stock certificate representing the Parent Common Stock shall bear a legend in, or substantially in, the following form and any other legend required by any

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           applicable state securities or Blue Sky laws:

                       "The shares represented by this certificate have not been
                  registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, pledged or otherwise transferred without an effective registration under said Act and any applicable state securities laws or unless the company shall have received an opinion of counsel satisfactory to the company that an exemption from registration under such Act and any applicable state securities laws is then available."

Shareholder agrees to abide by the terms of this legend. Parent may maintain a "stop transfer order" against the Parent Common Stock.

     3.13 Legal Compliance. Each of the Networks has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or threatened against it alleging any failure so to comply, and there is no basis for any such action.

     3.14   Tax Matters.

            (a) Each of the Networks has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by each of the Networks (whether or not shown on any Tax Return) have been paid. None of the Networks currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority against any of the Networks where such Network does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Networks' assets that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Each of the Networks has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, including without limitation, withholding of Taxes pursuant to Section 1441 or 1442 of the Internal Revenue Code.

            (c)  Shareholder does not expect any authority to
                 assess any additional Taxes against any of the Networks for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Networks either (a) claimed or raised by any authority in writing or
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                 (b) as to which Shareholder has knowledge. Exhibit
                 3.14 lists all federal, state, local, and foreign income Tax Returns filed with respect to each of the Networks for all its taxable periods, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each of the Networks has delivered to PSC and Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by such Network.

            (d) None of the Networks have waived any statute of limitations in respect of Taxes or granted any comparable consent or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The unpaid Taxes of each of the Networks (a) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and
                 (b) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of such Network in filing its Tax Returns.

            (f)  None of the Networks have filed (and will not
                 file prior to the Effective Date) a consent under
                 Internal Revenue Code Section 341(f) concerning collapsible corporations, nor have they agreed to have Section 341(f)(2) of the Internal Revenue Code apply to any disposition of any subsection (f) asset (as such term is defined in Section 341(f)(4) of the Internal Revenue Code) owned by any of the Networks. None of the Networks have made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Code
                 Section 280G. None of the Networks have been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) during the applicable period specified in Internal Revenue Code Section 897(c)(1)(A)(ii). Each of the Networks has disclosed on its federal income Tax Returns all positions taken that could give rise to an understatement of federal income Tax within the meaning of Internal Revenue Code Section 6662. None of the Networks are a party to any Tax allocation or sharing agreement. None of the Networks have: (a) been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was each of the Networks); nor (b) have any Liability for the Taxes of any person other than themselves under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as transferees or successors, by contract, or otherwise.
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            (g)  As used herein,

                  (i) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code
                  Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

                  (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

                  (iii) "Tax Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) with respect to any Tax.

     3.15 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation or performance of the transactions contemplated in this Agreement, will:

            (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Networks or Shareholder is subject or any provision of the charter or bylaws of any of the Networks; or

            (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Networks or Shareholder is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Neither any of the Networks nor Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by the Agreement.

     3.16 No Subsidiaries; Minute Books, etc.

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            (a)  None of the Networks have Subsidiaries.  None of
                 the Networks have any direct or indirect equity participation in any other corporation, partnership, trust, or other business association;

            (b) The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Networks are correct and complete. None of the Networks are in default under or in violation of any provision of their charter or bylaws; and

            (c) None of the Networks have been a subsidiary or division of another corporation at any time. None of the Networks have any investment in the common stock of PSC or Parent. None of the Networks have changed the equity interest of their voting common stock, including by way of distributions to Shareholder, or additional issuance, exchange or retirement of securities, in contemplation of effecting the transaction either within two years before July 29, 1996 or between such date and the date of this Agreement.

     3.17 Events Subsequent to the Most Recent Fiscal Year End. Since the date of the Most Recent Fiscal Year End, there has not been any material adverse change, singly or in the aggregate, in the business, financial condition, operations, results of operations, liabilities, assets, earnings, or future prospects of any of the Networks nor has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing. Without limiting the generality of the foregoing, except as set forth on Exhibit 3.17 and since the Most Recent Fiscal Year End:

            (a) None of the Networks have sold, leased, transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

            (b) None of the Networks have entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

            (c) None of the Networks have accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Networks are a party or by which the Networks are bound;

            (d) None of the Networks have imposed any security interest upon any of their assets, tangible or intangible;

            (e) None of the Networks have made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business;
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            (f)  None of the Networks have made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions);

            (g) None of the Networks have issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness or capitalized lease obligations either involving more than $5,000 singly or $25,000 in the aggregate or incurred any obligation or liability of any nature except in the ordinary course of business;

            (h) None of the Networks have delayed or postponed the payment of accounts payable and other liabilities other than in the ordinary course of business;

            (i) None of the Networks have canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $1,000 or outside the ordinary course of business;

            (j) None of the Networks have granted, disposed of, or allowed to lapse any license or sublicense of any rights under or with respect to any of the Networks' intellectual property;

            (k) There has been no change made or authorized in the charter or bylaws of any of the Networks;

            (l) None of the Networks have issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of the Networks' capital stock;

            (m) None of the Networks have declared, set aside, or paid any dividend or made any distribution with respect to their capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of the Networks' capital stock;

            (n) None of the Networks have experienced any damage, destruction, or loss (whether or not covered by insurance) to the Networks' property or assets;

            (o) None of the Networks have made any loan or payment to, or entered into any other transaction with, any of their directors, officers, and employees outside the ordinary course of business;

            (p) None of the Networks have entered into any employment contract, written or oral, or modified the terms of any existing such contract or agreement, or made any change in employment terms for any of the Networks'

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                 directors, officers, employees, except in the ordinary
                 course of business;

            (q) None of the Networks have adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Networks' directors, officers, and employees (or taken any such action with respect to any other employee benefit plan); or

            (r) None of the Networks have made or pledged to make any charitable or other contribution outside the ordinary course of business or in excess of $3,000;

            (u) None of the Networks have paid any amount to any third party with respect to any liability or obligation (including any costs and expenses any of the Networks has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) other than those paid and incurred in the ordinary course of business;

     3.18 Certain Business Relationships With each of the Networks. Except as set forth on Exhibit 3.18, neither Shareholder nor his affiliates has been involved in any business arrangement, contract, agreement, loan or relationship with any of the Networks within the past twelve (12) months or received any payments or benefits from any of the Networks, and neither Shareholder or his affiliates owns any asset, tangible or intangible, which is used in the business of any of the Networks.

     3.19 Adequacy of each of the Networks' Assets. Each of the Networks' assets include all rights, properties, and assets necessary to permit it to carry on its business as presently conducted and presently proposed to be conducted.

     3.20 Distributions to Shareholders. Except as in Schedule 3.20, during the two (2) years prior to the date of this Agreement, none of the Networks have disposed of, split off, or spun off or otherwise distributed to Shareholder or any other shareholder of the Networks any material assets, divisions or businesses of the Networks.

     3.21 Disclosure. No representation or warranty of Shareholder in this Agreement or in any statement, certificate or Exhibit furnished by Shareholder, or in connection with the transactions contemplated hereby, contains any untrue statement of fact or omits to state any fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and Schedules are true and complete. Nothing in any of the Networks' disclosures shall be deemed adequate to disclose an exception to a representation or warranty unless the Networks' disclosures identify the exception with reasonable particularly and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty has to do with the existence of the document or other item itself.

     3.22 Commissions and Fees. There are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against PSC or Parent resulting from any action taken by Shareholder or any of the Networks or any of the Networks' respective officers, directors or agents, or any of them.

     3.23 No Disposition of Shares; Pooling of Interests. Shareholder represents and warrants to Parent that he has no present intention or plan or design to dispose of the shares of Parent Common Stock that he will receive pursuant to the transactions contemplated by this Agreement. Further, Shareholder hereby covenants and agrees with Parent that he will not sell, convey or otherwise transfer any shares of Parent Common Stock distributed to him pursuant to the acquisition until the expiration of not less than one (1) month following the release by Parent of consolidated financial statements of Parent (including each of the Networks) to the public that reflect at least one (1) month of joint operations of Parent and the Networks. Parent may impose stop transfer restrictions with respect to the Parent Common Stock subject to the foregoing restriction until the end of the period set forth herein. Each Party hereto agrees to take such further action or actions and to execute such other documents, agreements, certificates or instruments as may be necessary or desirable to maintain pooling of interests accounting treatment of the transactions contemplated by this Agreement following the effective date in accordance with all applicable financial accounting standards.

     3.24 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Networks or Shareholder.

     3.25 Shareholders' Approval. As required by any of the Networks' Articles of Incorporation, Bylaws or otherwise, Shareholder has approved the transactions contemplated under this Agreement.

     3.26 Employees.

            (a) To the knowledge of Shareholder, no executive, key employee, or group of employees has any plans to terminate employment with any of the Networks. None of the Networks are a party to or bound by any collective bargaining agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Networks have committed or been charged or threatened with a charge in the last three (3) years of any unfair labor practice. Shareholder has no knowledge of any organizational effort presently being made or threatened in the last three (3) years by or on behalf of any labor union with respect to employees of any of the Networks. Exhibit
                 3.26 is a complete list of all employees and consultants receiving wages from any of the Networks for the most recent month's end.

            (b) Each of the Networks is in compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of their employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. There are no pending or threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions, equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively "Labor Claims"). None of the Networks are liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. There is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of any of the Networks.

     3.27 Employee Benefits.

            (a) Exhibit 3.27 lists each Employee Benefit Plan that any of the Networks maintains or to which any of the Networks contributes.

            (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue Code, and other applicable laws.

            (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

            (d)   As used in this Agreement,

                  (i) "Employee Benefits Plan" means (I) nonqualified deferred compensation or retirement plan or arrangement which is an employee Pension Benefit Plan, (II) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (III) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (IV) Employee Welfare Benefit Plan or material fringe benefit plan or program;

                  (ii) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  (iii) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

       SECTION 4  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PSC AND PARENT

     PSC and Parent jointly and severally represent and warrant to each of the Networks and Shareholder as follows:

     4.1 Power and Authority. Each of PSC and Parent has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement, and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of either PSC or Parent or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which PSC or Parent is a party or by which either of them is bound, or violate any restrictions of any kind to which PSC or Parent is subject. The execution and delivery of this Agreement have been approved by the respective Boards of Directors of PSC and Parent.

     4.2 Commissions and Fees. There are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against Shareholder resulting from any action taken by PSC or Parent or their respective officers, Directors or agents, or any of them.

     4.3 Capitalization. Parent has an authorized capitalization of 10,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 50,000,000 shares of voting common stock, par value $.001 per share, of which 561,225 shares are issued and outstanding, and no shares are held in treasury. All of the Parent Common Stock to be issued pursuant to this Agreement will, when so delivered, be duly and validly issued and fully paid and nonassessable. Except as described on Exhibit 4.3, there are no options, warrants or similar rights granted by Parent or any other agreements to which Parent is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of Parent Common Stock. Parent has not made any distributions to any holder of Parent Common Stock or participated in or effected any issuance, exchange or retirement of Parent Common Stock, or otherwise changed the equity interests of holders of Parent Common Stock, in contemplation of effecting the transaction contemplated by this Agreement within the two years immediately preceding the Closing except as described on Exhibit 4.3.

     4.4 PSC Common Stock. Parent owns, beneficially and of record, all of the issued and outstanding shares of Common Stock of PSC, free and clear of all liens and encumbrances. Parent has taken all such actions as may be required in its capacity as the sole shareholder of PSC to approve this transaction.

     4.5 Legal Proceedings. Except as disclosed in Schedule 4.6, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to Parent threatened against or relating to Parent, its properties or business, or the transaction contemplated by this Agreement and, so far as is known to Parent, no basis for any such action exists.

     4.6 Investment Intent. PSC is acquiring the shares of the Networks to be transferred to it under this Agreement for investment purposes only and not with a view to the sale or distribution thereof, and PSC has no commitment or present intention to liquidate any of the Networks or to sell or otherwise dispose of their stock.


         SECTION 5  CONDUCT OF EACH OF THE NETWORKS PENDING THE CLOSING

     Each of the Networks and Shareholder agrees to conduct themselves in the following manner pending the Closing:

     5.1 Certificate of Incorporation and Bylaws. None of the Networks will change their Articles of Incorporation or Bylaws.

     5.2 Capitalization. None of the Networks will make any change in their authorized, issued, or outstanding capital stock; grant any stock option or right to purchase shares of their capital stock; issue any security convertible into shares of their capital stock; purchase, redeem, retire, or otherwise acquire any shares of their capital stock; or agree to do any of the foregoing; or declare, set aside, or pay any dividend or other distribution in respect of their capital stock.

     5.3 Business in Ordinary Course. Each of the Networks will carry on its business in substantially the same manner as heretofore carried on and will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not, without the written consent of PSC and Parent, enter into any material commitment except in the ordinary course of business or increase, directly or indirectly, the compensation of any officer or employee.

     5.4 Employee Compensation. None of the Networks will institute, agree to, or amend any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar arrangement, except to grant normal individual increases in compensation in accordance with established agreements or procedures and except as agreed to by Parent.

     5.5 Accounting Practices. Except as required by GAAP, none of the Networks will make any changes in their accounting methods or practices.

     5.6 Merger. None of the Networks will merge or consolidate with any other corporation; sell or lease all or substantially all of their assets and business; acquire all or substantially all of the stock of the business or assets of any other person, corporation, or business organization; or agree or enter into discussions or negotiations relating to any of the foregoing.


     SECTION 6  CONDITIONS PRECEDENT TO PSC'S AND PARENT'S OBLIGATION TO CLOSE

     All obligations of PSC and Parent under this Agreement are subject, at PSC's or Parent's option, to the fulfillment, before or at the Closing, of each of the following conditions:

     6.1 Representations and Warranties True at Closing. Each of the Networks' and Shareholder's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

     6.2 Due Performance. Each of the Networks and Shareholder shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by such Party before the Closing.

     6.3 Books and Records. Each of the Networks and Shareholder shall have caused each of the Networks to make available to PSC and Parent all of its books and records, including minute books and stock transfer records.

     6.4 Revocation of Prior Authorizations. Shareholder shall have delivered to PSC and Parent certified copies of resolutions of each of the Networks' board of directors revoking as of the Closing all prior authorizations, powers of attorney, designations, and appointments relating to the signing of checks, borrowing of funds, access to corporate safe-deposit boxes and other similar matters, to the extent requested by PSC and Parent.

     6.5 No Material Adverse Change. There shall not have occurred any material changes that would prejudice or adversely affect the ability of PSC to obtain all the shares of each of the Networks. There shall not have occurred any material adverse changes to the financial condition, business or prospects of each of the Networks.

     6.6 Contract in Full Force and Effect. The Contracts shall be in full force and effect as of the date of Closing and each of the Networks:

            (a) shall not be in breach or default of any provision of its Contract;

            (b) shall neither have received notice of termination nor cancellation under its Contract;

            (c) shall have fully performed all covenants and obligations required of it under its Contract;

            (d) shall not have, and shall not be aware of, any causes of action against it; and

            (e) shall not have assigned or otherwise transferred any of its rights or obligations under its Contract.

     6.7 Resignations. There shall have been delivered to PSC and Parent the signed resignations of such directors of each of the Networks as PSC or Parent shall request, dated as of the Closing.

     6.8 Delivery of Certificate. Shareholder shall have caused each of the Networks to deliver to PSC and Parent a certificate to the effect that each of the conditions specified in Sections 6.1 and 6.2 is satisfied in all respects.

     6.9 Registration Rights Agreement. Shareholder shall have executed and delivered the Registration Rights Agreement, substantially in the form attached as Schedule 6.10.

     6.10 Satisfaction of Actions. All actions to be taken by Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to PSC and Parent.

     6.11 Counsel Opinion. Parent and PSC shall have received from counsel to each of the Networks and Shareholder an opinion dated as of the Closing, in form and substance reasonably satisfactory to Parent and PSC.

     6.12 Authorizations. Each of the Networks shall have received all authorizations, consents, and approvals of governments and governmental agencies that may be required.

     6.13 Financial Position. As of the date of Closing, the Networks shall have a combined unaudited accrual basis net worth of not less than zero dollars ($0). Further, as of the date of Closing, the combined aggregate balance of the Networks cash and liquid investments shall not be less than the sum of (i) accrued claims payable for the period prior to Closing; (ii) an accrual for incurred but unreported claims ("IBNR"), computed by Arthur Andersen & Co. on a basis consistent with each of the Networks' audited financial statements; and
(iii) all other accounts payable and accrued liabilities existing on the date of Closing.

     6.14 Termination of Medical Director Agreements. Each of the Networks shall terminate on or before Closing any and all Medical Director Agreement(s), verbal or written, previously in effect.

     6.15 Consummation of Initial Public Offering. There shall have occurred the initial public offering ("IPO") of Parent Common Stock.

      SECTION 7  CONDITIONS PRECEDENT TO SHAREHOLDER'S OBLIGATION TO CLOSE

     All obligations of the Shareholder under this Agreement are subject, at his option, to the fulfillment, before or at the Closing, of each of the following conditions:

     7.1 Representations and Warranties True at Closing. PSC's and Parent's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

     7.2 Due Performance. PSC and Parent shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

     7.3 Delivery of Certificate. PSC and Parent shall deliver to Shareholder a certificate to the effect that each of the conditions specified in Sections 7.1 and 7.2 is satisfied in all respects.

     7.4 Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement.

     7.5 Counsel Opinion. Shareholder shall have received from counsel to Parent and PSC an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to Shareholder.

     7.6 No Material Adverse Change. There shall not have occurred any material changes that would prejudice or adversely affect the ability of PSC to obtain all the shares of each of the Networks. There shall not have occurred any material adverse changes to the financial condition, business or prospects of PSC or Parent.

     7.7 Consummation of Initial Public Offering. There shall have occurred the initial public offering ("IPO") of Parent Common Stock.

               SECTION 8  NATURE AND SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

     8.1 Nature and Survival. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any Party pursuant to the terms of this Agreement, shall constitute representations and warranties of Shareholder or of PSC and Parent, jointly and severally, as the case may be. All such representations and warranties, all representations and warranties expressly labeled as such in this Agreement and the obligations of the parties to indemnify any other party pursuant to Section 8.2 or 8.3(a), shall survive the date of this Agreement and the Closing (i) with respect to the representations and warranties in Sections 3.1 through 3.3, Sections 3.11 and 3.12 and Sections
3.14 through 3.16, for the period of the applicable statute of limitations, and
(ii) with respect to all other representations and warranties until the earlier of (A) a period of one (1) year following the Closing or (B) the date of issuance of the first audited consolidated financial statements for Parent and its subsidiaries which contain combined operations of Parent and the Networks. Each party covenants with the other parties not to make any claim with respect to such representations or warranties against any party after the date on which such survival period shall terminate. No party shall be entitled to bring suit against any other party pursuant to Section 8.2 or 8.3(a) hereof, unless such party has timely given the notice required in Section 8.4 hereof. Each Party hereby releases, acquits and discharges the other Party from any and all claims and demands, actions and causes of action, damages, costs, expenses and rights of setoff with respect to which the notice required by Section 8.4 is not timely provided.

     8.2 Indemnification by PSC and Parent. PSC and Parent jointly and severally (for purposes of this Section 8.2 and, to the extent applicable, Section 8.4, "Indemnitor"), shall indemnify and hold Shareholder (and his respective agents, employees, legal representatives, successors and assigns (each of the foregoing, including Seller and Shareholders, for purposes of this Section 8.2 and, to the extent applicable, Section 8.4, an "Indemnified Person") harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal) arising from or by reason of or resulting from any breach by Indemnitor of any representation, warranty, agreement or covenant made by Indemnitor contained in this Agreement (including the Exhibits hereto) and each document, certificate or other instrument furnished or to be furnished by Indemnitor hereunder, excluding, however, any and all liabilities of Shareholder which are not expressly assumed by PSC and Parent under this Agreement.

     8.3 Indemnification by Shareholder.

               (a) Shareholder (for purposes of this Section 8.3(a) and, to the extent applicable, Section 8.3(b) and Section 8.4, "Indemnitor") shall indemnify and hold PSC and Parent and their respective officers, directors, shareholders, affiliates, agents, employees, legal representatives, successors and assigns (each of the foregoing, including PSC and Parent, for purposes of this Section 8.3(a) and, to the extent applicable, Sections 8.3(b) and Section 8.4, an "Indemnified Person") harmless from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including, but not limited to, reasonable fees and disbursements of counsel through appeal), arising from or by reason of or resulting from any breach by Indemnitor (or any of them) of any representation or warranty contained in this Agreement (including the Exhibits hereto) and each document, certificate or other instrument furnished or to be furnished by Indemnitor hereunder, and with respect to all times prior to the Closing, arising from or by reason of or resulting from the Indemnitor's management and conduct of the ownership or operation of each of the Networks or the performance of the Contracts and from any alleged act of negligence of Indemnitor or its employees, agents and independent contractors in or about any of the Networks or the Contracts.

               (b) Shareholder agrees to indemnify and hold harmless each Indemnified Person from and against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses, including, but not limited to, reasonable fees and disbursements of counsel through appeal, resulting from, arising out of, relating to or caused by any breach of any covenant or agreement of Shareholder contained in this Agreement.

               (c) It is specifically acknowledged and agreed that the obligations of Shareholder under this Section 8.3 shall be limited to 100% of the value (such value to be the value set forth in Section 1.1 of the shares of the Parent Common Stock received by Shareholder under this Agreement).

     8.4 Indemnification Procedure. Within 60 days after Indemnified Person receives written notice of the commencement of any action or other proceeding, or otherwise becomes aware of any claim or other circumstance, in respect of which indemnification or reimbursement may be sought under Section 8.2 or
Section 8.3(a), such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

     8.5 Limitations Upon Obligations. Anything in this Section 8 to the contrary notwithstanding, it is expressly acknowledged and agreed that no payment shall be made hereunder by PSC or Parent (individually and collectively a "Parent Party") to Shareholder or, by Shareholder to a Parent Party, on claims for indemnification under Sections 8.2 or 8.3(a) until the aggregate of all such claims of a Parent Party against Shareholder under Section 8.3(a), or by Shareholder against a Parent Party under Section 8.2, shall exceed $25,000.00, in which event the Party holding such claim shall be entitled to indemnification with respect to all such claims in the aggregate; provided that the obligations of Shareholder under Section 8.3(a) shall be limited as set forth in Section 8.3(c) above. In the event that such claims do not aggregate in excess of $25,000.00, then neither the Parent Parties nor Shareholder shall have any claim for indemnification against the other under Section 8.2 or Section 8.3(a).

                              SECTION 9 TERMINATION

     9.1     Methods of Termination.  This Agreement may be terminated:

            (a)  by mutual consent in writing;

            (b) by either Shareholder, PSC or Parent if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or

            (c) by either Shareholder, PSC or Parent if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by March 31, 1997.


                          SECTION 10 GENERAL PROVISIONS

     10.1 Georgia Law. This Agreement is made and entered into as a contract for the exchange and transfer of stock, to be interpreted under and governed and enforced according to the laws of the State of Georgia.

     10.2 "Agreement" Defined. The term "Agreement" as used herein, as well as the terms "herein", "hereof", "hereunder" and the like means this Agreement in its entirety and all Exhibits attached hereto and made a part hereof. The captions and section headings hereof are for reference and convenience only and do not enter into or become a part of the context. All pronouns, singular or plural, masculine, feminine or neuter, shall mean and include the person, entity, firm, or corporation to which they relate as the context may require.

     10.3 Severability. In the event any term, covenant, condition, agreement, section or provision hereof shall be deemed invalid or unenforceable by a court of competent and final jurisdiction in the premises, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like, but legal and enforceable, provision which most nearly accomplishes the intention of the parties hereto.

     10.4 Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if in writing and sent by certified or registered mail, postage prepaid, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto;


      a.   If to PSC or Parent:   Physician's Acquisition Corp.
                                  3414 Peachtree Road
                                  Suite 238
                                  Atlanta, Georgia 30326

      b.   With a copy to:        Troutman Sanders LLP
                                  NationsBank Plaza, Suite 5200
                                  600 Peachtree Street, N.E.
                                  Atlanta, Georgia  30308-2216
                                  Attn: Richard H. Brody, Esq.

      c.   or Shareholder:        Ramie A. Tritt, M.D.
                                  5555 Peachtree Dunwoody Road
                                  Suite 235
                                  Atlanta, Georgia 30342

      d.   With a copy to:        Ellis Funk Goldberg Labovitz &
                                  Dokson, P.C.
                                  3490 Piedmont Road, Suite 400
                                  Atlanta, Georgia 30305
                                  Attn: Robert Goldberg, Esq.

      e.   or ENT Center          ENT Center of Atlanta Inc.
                                  5555 Peachtree Dunwoody Road
                                  Suite 235
                                  Atlanta, Georgia 30342

      f    or Atlanta ENT Center  Atlanta ENT Center for Physicians, Inc.
                                  5555 Peachtree Dunwoody Road
                                  Suite 235
                                  Atlanta, Georgia 30342

      g.   or Atlanta-AHP         Atlanta-AHP, Inc.
                                  5555 Peachtree Dunwoody Road
                                  Suite 235
                                  Atlanta, Georgia 30342


     10.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     10.7 Exhibits. Each Exhibit referred to in this Agreement has been initialed for identification by an officer of PSC, Parent, each of the Networks and Shareholder and sets of such Exhibits have been delivered to the respective Parties hereto. Such Exhibits are hereby incorporated by reference and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

     10.8 Conduct of the Parties. No conduct or course of action undertaken or performed by the Parties shall have the effect, or be deemed to have the effect, to modify, alter or amend the terms, covenants and conditions of this Agreement. Failure of any Party to exercise any power or right given hereunder or to insist upon strict compliance with the terms hereof shall not be, or be deemed to be, a waiver of such Party's right to demand exact compliance with the terms of this Agreement.

     10.9 Binding Effect. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of PSC, Parent, each of the Networks and Shareholder and their respective heirs, successors, assigns, and legal representatives.

     10.10 Modification and Amendment. This Agreement may not be modified, altered or amended except by a written instrument executed by each of the Parties hereto.

     10.11 Entire Agreement. This Agreement and all Exhibits hereto constitutes the entire and complete agreement of the Parties with respect to the subject matter hereof, and no conversation, undertaking, representation, promise, inducement, warranty, or statement, not reduced to writing and expressly set forth herein shall be of any force or effect whatsoever.

     10.12 Expenses. Each Party shall pay its own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

     10.14 No Third Party Beneficiary. Nothing in this Agreement is intended to create a benefit in favor of, or an obligation to, any person or entity not a party to this Agreement.


               SECTION 11  ACKNOWLEDGMENT OF RAMIE A. TRITT, M.D.

     11.1 Acknowledgment and Waiver. Ramie A. Tritt, M.D. hereby acknowledges and agrees that:

         (a) he irrevocably and unconditionally consents to the consummation of all transactions to be undertaken in connection with this Agreement, or in connection with any document, instrument or agreement to be executed and delivered in connection herewith;

         (b) and effective at the closing irrevocably and unconditionally waives and releases, as a result of the consummation of such transactions, any and all rights which he has or may have, directly or indirectly, in or to the stock of each of the Networks under corporate law in the State of Georgia.

     IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals the day and year first above written, PSC, Parent and each of the Networks acting through duly authorized officers and Shareholder acting on his own behalf.


                                  "SHAREHOLDER"

                                  Ramie A. Tritt, M.D., the owner of record of all issued and outstanding shares of each of the Networks.



                                 "ENT Center"

                                 ENT Center of Atlanta, Inc.


                                 By:
                                  Its:



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                                   "Atlanta ENT Center"

                                   Atlanta ENT Center for Physicians, Inc.


                                   By:
                                      Its:





                                   "Atlanta-AHP"

                                   Atlanta-AHP, Inc.


                                   By:
                                      Its:




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                                   "PSC"

                                   PSC Acquisition Corp., a Delaware
                                   corporation


                                   By:
                                     Its:




                                   "Parent"

                                   Physicians' Specialty Corp., a Delaware
                                   corporation


                                   By:
                                     Its:

                                   EXHIBIT 1.4



         Altanta ENT Center:             60%

         Atlanta-AHP:                    20%

         ENT Center:                     20%